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               Agreement with Passport Music Distributors, Inc.
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      AGREEMENT  made  this  day of May,  1996  by and  between  PASSPORT  MUSIC
DISTRIBUTORS, INC., a Colorado corporation (the "Distributor"), and DCC COMPACT CLASSICS, INC. a Colorado corporation (the "Company").

      WHEREAS, the Company is engaged in the business of acquiring rights in, and producing master audio recordings of, certain prerecorded music and other audio configurations;

      WHEREAS, the Distributor is engaged in the business of distributing, promoting and marketing prerecorded music in all modes, manner and methods of delivery whether in existence on the date hereof or invented hereafter;

      WHEREAS, the Company desires for the Distributor to distribute all of the master audio recordings directly controlled or owned by the Company (the "Recordings") in the Territory as defined below, upon the terms and conditions hereinafter set forth; and

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

1.    APPOINTMENT.

      1.1 TERRITORY. Subject to the terms and conditions of this Agreement, the Company hereby engages and appoints the Distributor as its exclusive distributor for and in connection with the sale of the Recordings through normal retail channels to customers in the United States (the "Territory"); except that the Company reserves the right to distribute Recordings directly to the Tower Records account until September 1, 1996, upon which date the Distributor shall be appointed as exclusive distributor for such account as well. The Company's current labels, including DCC, Garland, and Sandstone, and any additional labels created by the Company during the term of this Agreement, are included under this appointment. Notwithstanding the foregoing, the Distributor and the Company agree that the Company's label known as "Romance Alive Audio" shall not be subject to the terms of this Agreement.

      1.2 DISTRIBUTION SERVICES. As part of this appointment, the Distributor shall perform customary distribution services within the Territory for the purposes of distribution and selling through normal retail channels, including direct mail marketing and electronic distribution (but notwithstanding the foregoing, direct mail marketing and electronic distribution shall be on a non-exclusive basis), all of the Recordings.

      1.3 EXCLUSIVITY. In furtherance of its appointment of Distributor as exclusive distributor in the Territory during the Term, the Company shall not, nor will the Company authorize, license or allow any other party to, distribute Recordings within the Territory during the Term for such period of the Term as the Distributor has the exclusive right to distribute therein, except as provided in Section 1.1 hereof.

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      1.4   RESERVED RIGHTS. Notwithstanding the foregoing, the Company reserves the right to distribute Recordings directly hereunder through means other than those traditionally and regularly serviced by the Distributor (e.g. record clubs and premium sales).

2.    ACCEPTANCE.

      2.1 ACCEPTANCE OF APPOINTMENT. The Distributor hereby accepts such appointment and exclusive right to distribute the Recordings in the Territory subject to the terms and conditions of this Agreement.

      2.2 RIGHT TO REFUSE TO DISTRIBUTE. Notwithstanding anything to the contrary contained herein, the Distributor hereby reserves the right, without any liability to the Distributor, to decline within two (2) weeks after receipt of a digital audio tape or master of a Recording to distribute any of the Recordings that, in the Distributor's sole judgment, is (a) obscene, (b) libelous, slanderous or defamatory or otherwise violative of the laws of any jurisdiction, or (c) infringes upon the rights of others, including without limitation, the utilization within the Recording of uncleared and unauthorized musical sound recordings and materials protected by copyright. To the extent that the Distributor refuses to accept any Recordings for distribution pursuant to the terms set forth herein, the Distributor shall have no rights to such Recordings, and the Company shall have the right to distribute such Recordings throughout the Territory either through the Company or through a third party distributor.

3.    TERM AND TERMINATION.

      3.1 TERM. This Agreement shall commence on the date hereof and shall continue for a period of three (3) years (the "Term").

      3.2 AUTO RENEWAL. The Term shall automatically be renewed on a year- to year basis on the same terms and conditions contained herein, unless either party gives to the other written notice of termination on or before sixty (60) days prior to the conclusion of the Term then in effect of its intention not to renew.

      3.3 CONCLUSION OF TERM SELL-OFF PERIOD. The termination or expiration of this Agreement shall in no way relieve either party from its obligations to pay the other party any sums accrued hereunder prior to such termination or expiration. Upon the termination or expiration of this Agreement, accounts between the parties shall be settled promptly, and each party shall pay all amounts due the other party within forty-five (45) days after receipt of a statement from the party seeking payment. Although there may exist disputed items which cannot be resolved within said forty-five (45) day period, undisputed amounts will nevertheless be paid within said period. Each party will use its best efforts to minimize adverse effects upon the other which can or

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might result from such expiration or termination.  Further, the Company shall be obligated to purchase or to cause the Company's subsequent distributor to purchase all of the Distributor's existing inventory of the Recordings at the prices enumerated in Section 6.1 hereof. Until such time as the Company purchases all of the Distributors inventory of the Recordings, or in the event the Company purchases only a portion of such inventory, then

            a) The Distributor shall have a non-exclusive sell-off period of six (6) months to sell off its existing inventory of the Recordings (the "Sell-Off Period"). During the Sell-Off Period, the Distributor can fulfill orders for Recordings placed during the Term on the same terms and conditions contained herein.

            b) Upon the expiration of the Sell-Off Period, and subject to full payment of outstanding debts to the Distributor hereunder, the Company shall have a period of thirty (30) days following such expiration to order the Distributor either to destroy all inventory of Recordings and other materials then in its possession or to deliver to the Company, at the Company's sole expense, all of the Distributor's inventory of the Recordings then on hand (and subsequent returns). If within thirty (30) days after the date of such termination the Company has not given the Distributor delivery instructions for such Recordings, the Distributor shall have the right to:

            (i) destroy such Recordings on the Company's behalf and at the Company's expense,

            (ii)  continue to sell-off same;

            (iii) charge the Company the cost of warehousing such Recordings until the Company accepts delivery thereof

The provisions of this Section 3.3 shall survive the termination of this Agreement.

            3.4 NEW RECORDINGS. Notwithstanding Section 3.1 hereof, each new Recording released during the Term shall be retained by the Distributor as an exclusive title for no less than twelve (12) months from the date of delivery of finished goods by the Company; provided that, in the event the Company delivers a new Recording during the last six months of the Term, the Distributor shall not be entitled to a sell-off period for such new Recording. The Distributor's rights under this Section 3.4 shall survive the termination of this Agreement.

            3.5 BREACH. In the event either party shall materially breach any of the terms, conditions and agreements contained herein to be kept, observed or performed by it, then the other party may terminate this Agreement, provided the non-breaching party has given written notice of such material breach and such material breach has not been cured within five (5) days of receipt of such

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notice,  with  respect to default in the payment of amounts owed  hereunder,  or thirty (30) days of receipt of such notice with respect to any other material breach.

      4.    RELEASE SCHEDULE; DELIVERY; MARKETING COMMITMENT.

            4.1 DELIVERY. Delivery of any Recording hereunder shall be complete when the Company has delivered to the Distributor inventory of the Recordings suitable for resale in the reasonable judgment of the Distributor (the "Inventory").

            4.2   RELEASE SCHEDULE. The Company shall give the Distributor sixty
(60) days advance written notice of the date of release (street date) of each new release of a Recording. Such notice shall include the following information:
(i) name of artist, (ii) title of Recording, (iii) the Company's catalogue number, (iv) suggested list price, (v) twelve digit UPC code, and (vi) firm street date.

            4.3 MARKETING COMMITMENT. The Company agrees to use its best efforts to market, promote and publicize all Recordings released through the Distributor hereunder, in the manner and to the extent customary in the industry.

      5. MANUFACTURING; SHIPPING. Except as set forth below, the Company shall deliver manufactured Recordings from the Company or from the pressing plant to the Distributor's designated place of delivery in Denver, Colorado. The Company and the Distributor agree that from time to time the Distributor may request the Company to ship Recordings directly to other locations and that the Company shall use reasonable efforts to comply with such requests, subject to appropriate allocation of additional freight expenses incurred in connection therewith. The number of Recordings to be delivered to Distributor shall be determined by mutual agreement of the Company and the Distributor. Freight costs of all such shipments shall be shared equally by the Company and the Distributor. The Distributor shall, in its sole reasonable discretion, designate the carrier, pay the ~ll freight costs, and charge back half such freight costs to the Company It is understood between the parties hereto that the Company's one-half share of freight costs advanced pursuant to this Section 5 are fully recoupable as provided in Section 7 hereof and are an obligation of the Company to the Distributor, and the Company hereby guarantees to the Distributor the repayment of any of such freight costs which are not recouped at the end of the Term then in effect.

      6.    PURCHASE PRICE AND PAYMENT.

            6.1 PURCHASE PRICE. As compensation for the distribution rights granted herein, the Distributor shall pay to the Company the prices set forth in Schedule B attached hereto and incorporated herein by reference, for each configuration of the Recordings. Such prices are subject to Section 6.2 below.


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      6.2   DISCOUNTS.

            a) TERMS DISCOUNT. With respect to all of the Recordings other than the Recordings in the Gold Series, the Distributor shall receive a discount of two percent (2%) from the invoice price on solely for invoices paid in accordance with the terms set forth in Section 6.4. Amounts recouped against the Company's invoices pursuant to Section 7 hereof shall be deemed paid in accordance with such terms. With respect to the Gold Series of Recordings, the Distributor shall not be entitled to a two percent (2%) discount as set forth above. In order to implement the difference in payment and discount policy on the Gold Series of Recordings, the Company shall either: (i) invoice the Gold Series of Recordings separately, at the prices set forth in Section 6.1, or (ii) invoice the Gold Series Recordings together with other Recordings hereunder, adding two percent to the prices set forth in Section 6.1, and advise the Distributor that the Company has added such amount to the price on such Recordings.

            b) PROGRAM DISCOUNTS. Unless otherwise agreed to in writing by the Distributor and the Company, up to three (3) times a year, during the Term and any extensions thereof (excluding the Sell-Off Period, if any), for a period not longer than four (4) weeks each time, the Distributor may offer its customers a seasonal discount equal to no more than five percent (5%) of the wholesale price of the Recordings, and receive an equivalent discount from the price for each Recording set forth in Section 6.1 hereof, provided, however, that with respect to the Gold Series of Recordings such programs shall be limited to two times a year with a maximum discount of no more than two and one-half percent (2.5%).

      6.3 INVOICES. The Company shall invoice the Distributor for each shipment of Recordings to the Distributor, at the address designated by the Distributor for submission of invoices for payment.

      6.4 PAYMENT TERMS. Except as otherwise provided in this Agreement, on the 25th of every month, the Distributor shall pay to the Company by check an amount equal to invoices payable to the Company (net of (i) returns, as described in Section 8 hereof, (ii) any applicable discounts as described in
Section 6.2 hereof and (iii) recoupment of any Unrecouped Advances and Expenses as provided in Section 7 hereof) for goods which were received by the Distributor on or prior to the 25th day of the month ended one month prior to the first day of the month of such payment. For example, on September 25th, the Distributor will deliver a check to the Company in an amount equal to the net invoices for product received on or prior to July 25th, and on October 25th, the Distributor will deliver a check in an amount equal to the net invoices for product received on or prior to August 25th.

      6.5 ADVANCES. Based upon the Company's promise faithfully to perform all of the Company's duties and responsibilities required under this Agreement, and based on the accuracy of the representations in Addendum A attached hereto, the Distributor shall pay to the Company a recoupable advance (the "Initial

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Advance") in an amount of Seven Hundred Fifty  Thousand  Dollars  ($750,000.00),
payable upon execution of this Agreement. It is understood between the parties hereto that the Initial Advance and any other advances paid to the Company pursuant to this Agreement are fully recoupable as provided in Section 7 of this Agreement, and are an obligation of the Company to the Distributor; and the Company hereby guarantees to the Distributor the repayment of any part of the Initial Advance (and any other advances paid to the Company pursuant to this Agreement) which is not recouped at the end of the Term then in effect.

            6.6 FREE GOODS. Promptly after the end of each of the four (4) billing periods during which the Distributor has recouped an installment of the Initial Advance as provided in Section 7.1 hereof, the Company shall supply the Distributor with free Recordings equal in value to five percent (5%) of the amount of such recoupment. For purposes of this Section 6.6, the free Recordings shall be valued at the price for each Recording set forth in Section 6.1 hereof The Distributor may sell such free Recordings to its customers subject to the terms of this Agreement.

      7.    RECOUPMENT.

            7.1 RECOUPMENT OF THE INITIAL ADVANCE. The Initial Advance shall be recouped in four (4) installments of One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500.00) each, one installment in each of four consecutive monthly billing periods, beginning with the billing period ended May 25, 1996.

            7.2 RECOUPMENT OF OTHER UNRECOUPED ADVANCES AND EXPENSES. To the extent that there are any Unrecouped Advances and Expenses, other than the Initial Advance or any portion thereof, as of the date of any payment to be made by the Distributor to the Company hereunder, an amount equal to one hundred percent (100%) of such Unrecouped Advances and Expenses (other than the Initial Advance or any portion thereof) due and owing to the Distributor shall be credited against any payments to be made to the Company hereunder after recoupment of the Initial Advance as provided in Section 7.1. "Unrecouped Advances and Expenses" shall include: (i) any unrecouped portion of any advances other than the Initial Advance; (ii) any unrecouped freight costs described in
Section 5 above, (iii) any unrecouped promotional expenses described in Section 11, and (iv) any other approved and unrecouped costs, advances or other expenditures to be charged back to the Company as provided hereunder.

      8.    RETURN RESERVE.

            8.1 ESTABLISHMENT. During each billing period, the Distributor shall have the right to establish a reserve for anticipated credits, returns and exchanges of up to ten percent (10%) of the amount otherwise payable to the

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Company  pursuant to Section 6.1 (the  "Return  Reserve")  and to hold back from payment due to the Company the amount of the Return Reserve.

            8.2 LIQUIDATION OF RETURN RESERVE. The Return Reserve for a given month shall be held for a four (4) month period after it is established, then the balance not utilized of each such Return Reserve for a given month shall be liquidated in full in the billing period after the fourth month following the month in which such Return Reserve was established.

      9.    RETURN POLICY.

            9.1 DURING THE TERM. The Distributor shall have the right, at its expense, to return all Recordings to the Company which the Distributor has not sold or which have been returned by any customer of the Distributor. The Company agrees to accept all returns of Recordings stickered by customers of the Distributor as defective merchandise; provided, however, that the Distributor shall limit the return of such stickered product to situations where there are significant quantities of such product and/or where the such stickered product cannot be reasonably recycled and resold by the Distributor. The Distributor shall be entitled to a credit for all actual returns made during each invoice period equal to the price for each Recording set forth in Section 6.1 hereof subject to any applicable discounts. If the amount of actual returns and/or credits exceed the amount of the Return Reserve held by the Distributor, then the Distributor shall deduct the unrecovered portion from any monies that may then or subsequently be due to the Company. The Distributor's rights under this
Section 9.1 shall survive the termination of this Agreement.

            9.2 AFTER THE TERM. Following the termination of this Agreement for any reason, or the expiration of the Term hereof the Company will accept, or contractually obligate the successor distributor of the Recordings to accept, returns of Recordings in the hands of customers of the Distributor located in the Territory at not less than the price that was paid by such customer. The Company shall indemnify and hold harmless the Distributor from and against any claims by customers based upon such customers' return privileges. The provisions of this Section 9.2 shall survive the termination of this Agreement.

            9.3 GUARANTY. The Company hereby guaranties the payment to the Distributor of any credits for returns during the one-year period following the termination of the Term. The provisions of this Section 9.3 shall survive the termination of this Agreement.

            9.4 PREVIOUS DISTRIBUTORS. The Company will use its best efforts to ensure that inventory in the hands of any current distributor of the Company is returned to the Company promptly after the date hereof rather than sold into the marketplace by such distributor.

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      10.   INTENTIONALLY DELETED.

      11.   PROMOTION.

            11.1  CO-OP  ADVERTISING.  Subject  to the  last  sentence  of  this
Section 11.1, on a quarterly basis, the Company shall utilize a minimum of Five Percent (5%) of the amount of invoices payable to the Company (net of returns and any applicable discounts as described in Section 6.2) to find the Company's retail co-op advertising costs. The Distributor shall furnish the Company with proof of performance of such co-op advertising and the related costs. It is understood between the parties hereto that such finding is recoupable by the Distributor as provided in Section 7 hereof and is an obligation of the Company to the Distributor, and the Company hereby guarantees to the Distributor the repayment of any of such finding which is not recouped at the end of the Term then in effect. Co-op advertising does not include any finds spent by the Company on marketing outside of retail, and the Company shall provide separate finding for special events (e.g. retail conventions). The Distributor will provide to the Company a list of such special events and their respective costs. The Distributor shall submit all co-op advertising plans for the Company's approval in advance, such approval not to be unreasonably withheld.

            11.2 ADDITIONAL PROMOTION BY DISTRIBUTOR. Notwithstanding that the Company is primarily responsible for the promotion of the Recordings and filly responsible for the costs thereof the Company may negotiate with the Distributor for the Distributor to provide additional marketing and promotion) over and above co-op advertising described in Section 11.1 above. The Distributor shall charge back to the Company all hard costs of such marketing and promotion, including without limitation, all printing, photography and postage, as well as any applicable fees, upon which the parties hereto have mutually agreed.

            11.3 RIGHT TO USE THE TRADEMARKS. NAME AND LIKENESS. The Company agrees that the Distributor shall be permitted to affix to the Recordings stickers that carry the Distributor's logo. Such stickers shall be produced and delivered to the Company's manufacturer by the Distributor and affixed by or on behalf of the Company at the Distributor's expense. The Company grants to the Distributor the right during the Term to use the Company's trademark and logo as well as the artwork accompanying the Recordings and each Artist's name, likeness and biographical material as it appears in such artwork, solely in connection with the distribution, marketing and promoting of the Recordings as provided herein.

            11.4  PROMOTIONAL  RECORDS.  The Distributor shall have the right to distribute free Recordings for promotional purposes, such as providing Recordings to the broadcast and press media and to the Distributor's sales force around the time of a new release, and not for resale. In addition to the free

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Recordings  supplied to the  Distributor  pursuant  to Section  6.6 hereof,  the
Company shall supply the Distributor with the promotional Recordings in an amount equal to ten percent (10%) of the total CD pressing of each new release, provided that the number of promotional Recordings shall not exceed one hundred
(100) CDs for Gold Series of Recordings and four hundred (400) CDS per other new release.

            11.5 RECOUPMENT OF PROMOTIONAL EXPENSES. Any and all promotional expenses incurred by the Distributor and that are previously authorized in writing by the Company shall be recoupable from any monies which may be due and owing to the Company by the Distributor.

            11.6 NO REPRESENTATIONS. The Distributor makes no representations, express or implied, about the results of any its efforts to promote the Recordings. Failure of promotion undertaken by the Distributor to increase sales of the Recordings shall not constitute a breach by the Distributor of its obligations hereunder.

      12.   INTENTIONALLY DELETED.

      13. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to the Distributor that:

            13.1 The Company has all requisite legal rights to produce, manufacture, sell or distribute any and all Recordings sold to the Distributor hereunder, including but not limited to all copyright, trademark and synchronization rights, and all necessary rights in the artwork and package design materials and the Company's trademark and logo. Upon reasonable written request of the Distributor, the Company shall tender to the Distributor for its review the current recording contracts with each recording artist or licensing agreements with the holders of copyrights for each of the Recordings delivered pursuant to this Agreement.

            13.2 The Company has not granted and will not grant any rights in the Recordings contrary to the provisions of this Agreement or inconsistent with the rights granted the Distributor hereunder.

            13.3 The Recordings and any advertising, promotional artwork and package design materials supplied by the Company in connection therewith do not and will not contain any material which will violate, infringe upon or give rise to any adverse claim with respect to any common law or any other right, including without limitation, any copyright, trademark, musical, right of privacy or publicity or contract right of any person or organization.

            13.4 The Distributor shall not have any responsibility or liability for the making of payments to any person or organization other than the Company, including without limitation, any writer, producer, composer, musician or

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performer, copyright proprietor or any union or guild representing such members.
Any and all residual and third-party payments, deferred compensation and profit or gross receipt participation shall be the sole responsibility of the Company
as  are  payments  for  any  artwork,  packaging,   advertising  or  promotional
materials, including any videos.

            13.5 The Recordings have been produced in accordance with all applicable laws and regulations and all contracts, rules and regulations of all unions and guilds, if any, having jurisdiction. All Recordings delivered to the Distributor's warehouse have been manufactured in accordance with all applicable laws and regulations and all contracts, rules and regulations of all unions and guilds, if any, having jurisdiction. Additionally, such Recordings have been manufactured in a technically competent manner and will be technically satisfactory to the Distributor.

      14.   ACCOUNTING; AUDIT RIGHTS.

            14.1  ACCOUNTING.  Each  payment  made to the  Company  pursuant  to
Section 6.4 hereof shall be accompanied by a remittance advice setting forth the invoices paid and credits taken against the payment for returns, recoupment of costs, advances or other expenditures to be charged back to the Company hereunder.

            14.2 AUDIT RIGHTS. The Company shall have the right at its sole cost and expense to appoint a certified public accountant to examine the Distributor's books and records which pertain to the manufacture of the Recordings and deductions related to returns, recoupment of advances or charge backs; provided that such examination shall be for a reasonable duration and shall take place at the Distributor's offices during normal business hours on reasonable prior written notice and shall not occur more than once in any year of the Term, unless the Company notifies the Distributor of a specific problem and it is not resolved within thirty (30) days of such notice. The Company shall promptly supply the Distributor with a copy of any report (and all work papers, if requested) made by such accountant pursuant to such examination. If it shall be determined by mutual agreement of the Distributor and the Company that the Distributor has underpaid the Company, then the Distributor shall forthwith pay to the Company the amount of the underpayment; and if any such underpayment exceeds ten percent (10%) of the monies paid to the Company for the period covered by such examination, then the Distributor shall pay to the Company the amount of the underpayment together with reimbursement for the actual and reasonable costs and disbursements incurred by the Company for such examination.

      15. INDEMNIFICATION. The Company shall at all times indemnify and hold harmless the Distributor from and against any and all claims, damages, liabilities, costs and expenses, including legal expenses and reasonable counsel fees, which arise out of any breach or alleged breach by the Company of any warranty, representation~ covenant or agreement embodied in this Agreement, and result in a final judgment or a settlement that has received is settled with the

Distribution Agmt.                   10
VERSION May 21, 1996
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


Company's prior written consent, such consent not to be unreasonably withheld. Such indemnification shall include any copyright infringement claim resulting from the use of uncleared or unauthorized samples contained in the Recordings distributed by the Distributor and the use of the Company's trademark and logo. During the pendency of any such claim against the Distributor, unless the Company posts a bond or puts into escrow an amount bearing a reasonable relation to the Company's potential liability to the Distributor under this Section, the Distributor may withhold monies otherwise due to the Company in an amount bearing a reasonable relation to the Company's potential liability to the Distributor under this Section. Notwithstanding the foregoing, if no lawsuit is instituted within one (1) year following the Distributor '5 receipt of notice of the claim at issue, and it does not appear to the Distributor in the exercise of its reasonable business judgment as though any lawsuit will be instituted, the Distributor shall release all funds so withheld without prejudice. The Company shall notify the Distributor of any claim to which the foregoing indemnity relates promptly after it receives knowledge thereof; and the Distributor shall have the right to engage an attorney of its choice at the expense of the Company to conduct the defense thereto.

      16. INDEPENDENT CONTRACTOR. The relationship established by this Agreement is solely that of supplier and distributor, and the Company and the Distributor acknowledge that the Distributor is an independent contractor. In all transactions the Distributor shall act for its own account, and neither the Company nor the Distributor shall have any power to assume, create or make binding any obligation or to make any representation, commitment, guaranty or warranty on behalf of each of the other. This Agreement shall not be construed to create the relationship of principal and agent, joint venturers, copartners, or any other similar relationship. Neither party shall be liable to any third-party in any way for any engagement, obligation, contract, representation or transaction, or for any negligent act or omission to act of; the other, except as expressly provided herein.

      17. AUTHORITY. Each of the Distributor and the Company hereby covenants and represents to the other that neither the execution and delivery of this Agreement nor the performance of the transactions contemplated hereby will cause a breach under, or violate provisions of; any other agreement to which it is a party or by which its assets are or may be bound.

      18. ENTIRE AGREEMENT. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations, statements and writings among the parties relating thereto. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by both of the parties hereto.

      19. ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assignees. The parties hereto shall not assign this Agreement or any of their

Distribution Agmt.                  11
VERSION May 21, 1996
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


rights or obligations hereunder except upon the other party's prior written consent, such consent not to be unreasonably withheld.

      20. SEVERABILITY. Should any part of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties.

      21. WAIVER. Waiver by either party of a default or breach or a succession of defaults or breaches, or any failure by either party to enforce any rights hereunder, shall not be deemed to constitute a waiver of any subsequent default or breach with respect to the name or any~other provision hereof and shall not deprive such party of any right to terminate this Agreement arising by reason of any subsequent default or breach.

      22. GOVERNING LAW AND INTERPRETATION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the principles of conflicts of law. The parties hereby consent to and submit to jurisdiction of a competent court located in the State of New York. Such court shall be the sole and exclusive venue for resolution of any disputes or disagreements between the parties relating to this Agreement or the transactions contemplated hereby or otherwise arising hereunder or with respect to any breach of the terms and provisions hereof.

      23. CAPTIONS. The captions of this Agreement are solely for convenience of reference and shall not affect its interpretation.

      24. NOTICES. All notices given to the parties hereunder and all statements and payments hereunder shall be addressed to the parties at the address set forth below or at such other parties as shall be designated in writing from time to time:

      COMPANY:                                 with a copy to:

      DCC Compact Classics, Inc.               Roger A. Sandau, Esq.
      [address]                                8733 Sunset Boulevard) Suite 202
      [city, state]                            Los Angeles, California 90069
      Attn:

      DISTRIBUTOR:                             with a copy to:

      Passport Music Distribution, Inc.        Alliance Entertainment Corp.
      2335 Delgany Street                      110 East 59th Street, 18th Floor
      Denver, Colorado 80216                   New York, New York 10022
      Attn: Toby Knobel                        Attn: General Counsel

Distribution Agmt.                  12
VERSION May 21, 1996
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



All notices shall be in writing and shall be personally delivered) or served by certified mail, return receipt requested, or by overnight mail service such as Federal Express, all charges pre-paid. Except as otherwise provided herein, such notices shall be deemed given when mailed or delivered to an overnight mail service, all charges prepaid, except that notices of change of address shall be effective only after actual receipt thereof. The failure of the recipient to accept or receive notice given by certified mail, return receipt requested, postage pre-paid, does not affect the validity of the notice.

      25.   COUNTERPARTS.This   Agreement   may  be  executed  in  one  or  more
counterparts each of which shall be deemed an original but all of which taken together shall be deemed one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this agreement as of the day and year first written above.

PASSPORT MUSIC                            DCC COMPACT CLASSICS
DISTRIBUTION INC.


By: /s/ Toby Knobel                       By: /s/ Marshall Blonstein
   ----------------------                    ---------------------------
      Toby Knobel                               Marshall Blonstein
      President                                 President

























Distribution Agmt.                  13
VERSION May 21, 1996
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



                                  Addendum A


                               [TO BE SUPPLIED]







































Distribution Agmt.                        14
VERSION May 21, 1996
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



                                  Schedule B

                      Purchase Price for the Recordings
                      ---------------------------------




         Suggested Retail List Price     The Distributor's Purchase Price
         ---------------------------     --------------------------------


LP's

$     39.98                                 $     22.00
      29.98                                       15.67


Compact Disc:

$     GoldDouble                            $     25.11
      Double Sinatra                              24.00
      Gold Single                                 15.39
      16.98                                        8.50
      15.98                                        8.00
      14.98                                        7.50
      13.98                                        7.10
      12.98                                        6.40
      11.98                                        6.10
      10.98                                        5.50

CASSETTE:

$       9.98                               $       4.70
        8.98                                       4.30
        Garland Product                            3.30


Distribution Agmt.                        15
VERSION May 21, 1996
dcclass3.doc